Third Quarter 2022 Earnings Review United Bankshares, Inc. October 27, 2022 Exhibit 99.2

Forward Looking Statements This presentation and statements made by United Bankshares, Inc. (“United”) and its management contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) United’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; (ii) the effect of the COVID-19 pandemic; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations managements of United and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of United. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic, on United, its colleagues, the communities United serves, and the domestic and global economy; (2) uncertainty in U.S. fiscal and monetary policies, including the interest rate policies of the Federal Reserve Board; (3) volatility and disruptions in global capital and credit markets; (4) interest rate, securities market and monetary supply fluctuations; (5) increasing rates of inflation and slower growth rates; (6) reform of LIBOR; (7) the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those involving the Federal Reserve, FDIC, and CFPB; (8) the effect of changes in the level of checking or savings account deposits on United’s funding costs and net interest margin; (9) future provisions for credit losses on loans and debt securities; (10) changes in nonperforming assets; (11) competition; and (12) changes in legislation or regulatory requirements. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed United’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC's Internet site (http://www.sec.gov). United cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning United or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. United does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. IMPORTANT INFORMATION

Achieved Net Income of $102.6 million and Diluted Earnings Per Share of $0.76 Generated Return on Average Assets of 1.41%, Return on Average Equity of 8.96%, and Return on Average Tangible Equity* of 15.46% Achieved period end annualized loan growth of 16.4% (excluding PPP loans) Net Interest Margin (FTE) increased from 3.38% to 3.78% (linked-quarter) Quarterly dividend of $0.36 per share equates to a yield of 3.7% (based upon recent prices) Asset quality remains sound and Non-Performing Assets decreased 4.5% linked-quarter Strong expense control with an efficiency ratio of 50.19% Capital position remains robust and liquidity remains sound 3Q22 HIGHLIGHTS *Non-GAAP measure. Refer to appendix.

Linked-Quarter (LQ) Net Income was $102.6 million in 3Q22 compared to $95.6 million in 2Q22, with diluted EPS of $0.76 in 3Q22 compared to $0.71 in 2Q22. Net Interest Income increased $25.7 million primarily due to higher interest income on earning assets driven by rising market interest rates and a change in the asset mix to higher earning assets. The increase in net interest income was partially offset by higher interest expense, driven by deposit rate repricing, and declines in PPP loan fee income and loan accretion on acquired loans. Provision Expense was $7.7 million in 3Q22 compared to $(1.8) million in 2Q22. The increase was primarily due to loan growth. Noninterest Income decreased $10.9 million primarily due to a decrease of $6.0 million in income from mortgage banking activities. Additionally, BOLI income declined $2.6 million primarily due lower death benefits from 2Q22 and the impact of lower market values of underlying investments in 3Q22. Noninterest Expense decreased $4.0 million primarily due to declines in the expense for reserve for unfunded loan commitments of $8.8 million and employee compensation of $3.0 million. Partially offsetting these declines was an increase in other noninterest expense which included an accrual of $5.0 million related to a litigation matter with a former commercial customer. EARNINGS SUMMARY

PERFORMANCE RATIOS *Non-GAAP measure. Refer to appendix. Strong profitability and expense control

Reported Net Interest Margin increased from 3.38% to 3.78% LQ. Linked-quarter Net Interest Income (FTE) was up $25.7 million primarily due to higher interest income on earning assets driven by rising market interest rates and a change in the asset mix to higher earning assets. The increase in net interest income was partially offset by higher interest expense, driven by deposit rate repricing, and declines in PPP loan fee income and loan accretion on acquired loans. Approximately ~57% of the loan portfolio is fixed rate and ~43% is adjustable rate, while ~31% of the total portfolio is projected to reprice within the next 3 months. Additionally, ~25% of the securities portfolio is floating rate. Total remaining unamortized PPP fees (net of costs) were $1.1 million as of 9/30/22. Scheduled purchase accounting loan accretion is estimated at $2.7 million for the remainder of FY 2022 and $10.8 million for FY 2023. NET INTEREST INCOME AND MARGIN

Linked-Quarter loan balances increased $728 million primarily driven by Residential Real Estate loans and Construction & Land Development loans. Excluding the $45 million decline in PPP loans, total loans increased $773 million (16.4% annualized) compared to 2Q22. As of 9/30/22, loan balances within the North Carolina & South Carolina markets were up ~34.6% annualized YTD (excluding PPP). Non Owner Occupied CRE to Total Risk Based Capital was ~250% at 3Q22. CRE portfolio remains diversified among underlying collateral types. Total purchase accounting-related fair value discount on loans was $52 million as of 9/30/22. LOAN SUMMARY (EXCLUDES LOANS HELD FOR SALE) $ in millions

End of Period Balances (000s) 6/30/22 9/30/22 Non-Accrual Loans $28,386 $28,244 90-Day Past Due Loans $16,443 $18,254 Restructured Loans $25,504 $23,155 Total Non-performing Loans $70,333 $69,653 Other Real Estate Owned $13,847 $10,779 Total Non-performing Assets $84,180 $80,432 Non-performing Loans / Loans 0.37% 0.35% Non-performing Assets / Total Assets 0.29% 0.28% Annualized Net Charge-offs / Average Loans (0.02)% 0.04% Allowance for Loan & Lease Losses (ALLL) $213,729 $219,611 ALLL / Loans, net of earned income 1.13% 1.11% Allowance for Credit Losses (ACL)* $256,308 $259,309 ACL / Loans, net of earned income 1.35% 1.32% NPAs decreased $3.7 million, or 4.5%, compared to 2Q22. ACL increased $3.0 million LQ primarily due to loan growth. PPP loans are included within the ratios above ($89 million at 6/30/22 and $43 million at 9/30/22). CREDIT QUALITY *ACL is comprised of ALLL and the reserve for lending-related commitments

Strong core deposit base with 41% of deposits in Non Interest Bearing accounts. LQ deposits decreased $163 million driven by Interest Bearing Checking and Time Deposit accounts. Interest bearing deposit beta of ~16% and total deposit beta of ~10% in 3Q22, and cumulative betas of ~13% and ~8%, respectively, since 1Q22. Enviable deposit franchise with an attractive mix of both high growth MSA’s and stable, rural markets with a dominant market share position. Top 10 Deposit Markets by MSA (as of 6/30/22) MSA Total Deposits In Market ($000) Number of Branches Rank Washington, DC 10,167,928 60 7 Charleston, WV 1,442,649 7 2 Morgantown, WV 1,215,804 6 2 Myrtle Beach, SC 881,399 11 5 Richmond, VA 818,349 12 9 Parkersburg, WV 738,802 4 1 Hagerstown, MD 657,411 6 3 Charlotte, NC 534,710 7 16 Wheeling, WV 520,156 6 2 Charleston, SC 519,950 8 11 $ in millions Source: S&P Global Market Intelligence DEPOSIT SUMMARY

West Virginia #2 in the state (second only to Truist) with $6.1 billion in deposits. United ranks #1 or #2 in deposit market share within its top 5 largest markets in the state. United continues to build franchise value with an attractive mix of both high growth MSA’s and stable, rural markets with a dominant market share position. Further growth opportunities exist to expand our presence in some of the most desirable banking markets in the nation. These dynamics uniquely position our franchise and contribute to making United one of the most valuable banking companies in the Southeast and Mid-Atlantic. Washington D.C. MSA #1 regional bank (#7 overall) with $10.2 billion in deposits. United has increased deposit market share in the D.C. MSA from #15 in 2013 to #7 in 2022, with total deposits increasing from $2.1 billion to $10.2 billion. Virginia- #7 in the state with $9.2 billion (including VA deposits within the D.C. MSA). North Carolina #18 in the state with $2.2 billion. Select MSAs: #16 in Charlotte #26 in Raleigh #14 in Wilmington #11 in Greenville #1 in Washington #8 in Rocky Mount #10 in Fayetteville South Carolina #11 in the state with $1.9 billion. Select MSAs: #11 in Charleston #5 in Myrtle Beach #12 in Greenville #16 in Columbia ATTRACTIVE DEPOSIT MARKET SHARE POSITION Source: S&P Global Market Intelligence; Data as of 6/30/22

End of Period Ratios / Values 6/30/22 9/30/22** Common Equity Tier 1 Ratio 12.7% 12.4% Tier 1 Capital Ratio 12.7% 12.4% Total Risk Based Capital Ratio 14.8% 14.4% Leverage Ratio 10.5% 10.7% Total Equity to Total Assets 15.6% 15.3% *Tangible Equity to Tangible Assets (non-GAAP) 9.6% 9.3% Book Value Per Share $33.34 $32.98 *Tangible Book Value Per Share (non-GAAP) $19.14 $18.80 Capital ratios remain significantly above regulatory “Well Capitalized” levels and exceed all internal capital targets. United did not repurchase any common shares during 3Q22 as compared to 1,548,761 common shares repurchased during 2Q22 for $53.4 million. As of 9/30/22, there were 4,371,239 shares available to be repurchased under the approved plan. *Non-GAAP measure. Refer to appendix. **Regulatory ratios are estimates as of the earnings release date. CAPITAL RATIOS AND PER SHARE DATA

Three Months Ended (000s) 6/30/22 9/30/22 Applications $1,159,102 $785,529 Loans Originated $955,152 $552,487 Loans Sold $1,072,623 $564,267 Purchase Money % 86% 86% Realized Gain on Sale Margin 2.40% 2.13% Locked Pipeline (EOP) $206,246 $131,846 Loans Held for Sale (EOP) $220,689 $210,075 Balance of Loans Serviced (EOP) $3,534,607 $3,459,781 Total Income $24,338 $16,507 Total Expense $25,776 $20,662 Income Before Tax $(1,438) $(4,155) Net Income After Tax $(1,153) $(3,335) Mortgage Banking Segment represents George Mason Mortgage and Crescent Mortgage Company. George Mason Mortgage, founded in 1980, is headquartered in the Washington D.C. MSA with 10 offices located throughout Virginia, Maryland, North Carolina, and South Carolina. Crescent Mortgage Company, founded in 1993, is headquartered in Atlanta, Georgia, and is primarily a correspondent/wholesale mortgage company approved to originate loans in 48 states partnering with community banks, credit unions and mortgage brokers. The quarterly net fair value impact on mortgage banking derivatives and loans held for sale was $(6.9) million in 2Q22 and $(2.3) million in 3Q22. MORTGAGE BANKING

Select guidance is being provided for 4Q22. Our outlook may change if the expectations for these items vary from current expectations. Balance Sheet: Expect loan growth, excluding loans held for sale, to be in the mid to high single digits for 4Q22 (annualized) compared to EOP 3Q22. Loan pipelines continue to be very strong. Net Interest Income / Net Interest Margin: Expect net interest income to be in the range of $243 million to $248 million for 4Q22 (utilizing implied forward rate assumptions as of 9/30/22, including an additional ~125 bps of fed funds rate increases). Provision Expense: Asset quality remains sound. Provision expense will be dependent on the future economic outlook, future credit trends within United’s portfolio, and loan growth. Non Interest Income: Expect non interest income to be in the range of $27 million to $30 million for 4Q22. Non Interest Expense: Expect non interest expense, excluding expense for the reserve for unfunded loan commitments, to be in the range of $135 million to $137 million for 4Q22. Unfunded commitments expense will largely be dependent on unfunded loan commitment levels at quarter-end. Effective Tax Rate: Estimated at approximately ~20.2% for 4Q22. Capital: Stock buyback will be market dependent. United’s capital position remains robust. 2022 OUTLOOK

Excellent franchise with long-term growth prospects Current income opportunity with a dividend yield of 3.7% (based upon recent prices) High-performance bank with a low-risk profile Experienced management team with a proven track record of execution High level of insider / employee ownership 48 consecutive years of dividend increases evidences United’s strong profitability, solid asset quality, and sound capital management over a very long period of time Attractive valuation with a current Price-to-Earnings Ratio of 14.5x (based upon median 2022 street consensus estimate of $2.66 per Bloomberg) INVESTMENT THESIS

APPENDIX

(dollars in thousands) 9/30/2021 12/31/2021 3/31/2022 6/30/2022 9/30/2022 (1) Return on Average Tangible Equity (A) Net Income (GAAP) $92,152 $73,852 $81,664 $95,613 $102,585 (B) Number of Days in the Quarter 92 92 90 91 92 Average Total Shareholders' Equity (GAAP) $4,440,107 $4,551,634 $4,759,780 $4,606,186 $4,542,100 Less: Average Total Intangibles (1,833,449) (1,856,141) (1,911,125) (1,911,705) (1,910,054) (C) Average Tangible Equity (non-GAAP) $2,606,658 $2,695,493 $2,848,655 $2,694,481 $2,632,046   Formula: [(A) / (B)]*365 (or 366 for leap year)   (C) Return on Average Tangible Equity (non-GAAP) 14.03% 9.58% 10.87% 11.63% 14.23% 15.46%                   RECONCILIATION OF NON-GAAP ITEMS

(dollars in thousands)   6/30/2022 9/30/2022     (2) Tangible Equity to Tangible Assets     Total Assets (GAAP) $ 28,777,896 $ 29,048,475   Less: Total Intangibles (GAAP) (1,910,544) (1,909,165)     Tangible Assets (non-GAAP) $ 26,867,352 $ 27,139,310         Total Shareholders' Equity (GAAP)   $ 4,487,050 $ 4,440,086     Less: Total Intangibles (GAAP)   (1,910,544) (1,909,165)   Tangible Equity (non-GAAP)   $ 2,576,506 $ 2,530,921   Tangible Equity to Tangible Assets (non-GAAP)   9.6% 9.3%           (3) Tangible Book Value Per Share:   Total Shareholders' Equity (GAAP) $ 4,487,050 $ 4,440,086   Less: Total Intangibles (GAAP) (1,910,544) (1,909,165)   Tangible Equity (non-GAAP) $ 2,576,506 $ 2,530,921   ÷ EOP Shares Outstanding (Net of Treasury Stock) 134,580,646 134,631,647   Tangible Book Value Per Share (non-GAAP) $19.14 $18.80             RECONCILIATION OF NON-GAAP ITEMS (CONT.)